Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-262608 on Form S-3 and Registration Statement Nos. 333-264522, 333-276032, and 333-280365 on Form S-8 of our report dated March 10, 2025, relating to the financial statements of System1, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
Los Angeles, California
March 10, 2025